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                                                                  Exhibit 10.12

                          TRADEMARK SECURITY AGREEMENT


         AGREEMENT dated as of February ___, 1999 made by EVERCEL, INC., a Delaware corporation with chief executive office at 3 Great Pasture Road, Danbury, Connecticut 06813 ("Borrower"), in favor of ENERGY RESEARCH CORPORATION, a New York corporation with a place of business at 3 Great Pasture Road, Danbury, Connecticut 06813 ("Secured Party").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Secured Party are parties to a Loan Agreement, dated as of the date hereof (the "Loan Agreement"), and certain supplements, agreements and instruments entered into pursuant thereto as such may be amended, modified or supplemented from time to time (collectively, with the Loan Agreement, the "Loan Documents"), pursuant to which Secured Party may make certain loans to Borrower; and

         WHEREAS, Secured Party's willingness to enter into the Loan Documents and make the loans and credit accommodations available thereunder is subject to the condition, among others, that Borrower execute and deliver this Trademark Security Agreement;

         NOW, THEREFORE, in consideration of the premises and for one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in addition to, and not in limitation of, any rights of the Secured Party under the Loan Documents, Borrower hereby agrees for the benefit of Secured Party as follows:

         1.   DEFINITIONS.

              1.1 All capitalized terms used herein shall have the respective meanings provided therefor in the Loan Documents. In addition, the following terms shall have the meanings set forth in this Section 1 or elsewhere in this Security Agreement referred to below:

                   "PROCEEDS" shall mean any consideration received from the sale, exchange, license, lease or other transfer or disposition of any right, interest, asset or property which constitutes Trademark Collateral, any value received as a consequence of the ownership, possession, or use of any Trademark Collateral, and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any right, interest, asset or property which constitutes Trademark Collateral.

                   "PTO" shall mean the United States Patent and Trademark
Office.

                   "TRADEMARKS" shall mean all of the trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, elements of package or trade dress, and/or other source and/or product or service identifiers, and general intangibles of like nature, used or associated with or appurtenant to the products, services and business of the Borrower, which (i) are set forth on


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SCHEDULE A attached hereto, or (ii) have been adopted, acquired, owned, held or used by the Borrower and are now owned, held or used by the Borrower, in the Borrower's business, or with the Borrower's products and services, or in which the Borrower has any right, title or interest, or (iii) are in the future adopted, acquired, owned, held and/or used by the Borrower in the Borrower's business or with the Borrower's products and services, or in which the Borrower in the future acquires any right, title or interest.

                   "TRADEMARK COLLATERAL" shall mean all of the Borrower's right, title and interest (to the extent Borrower has any such right, title or interest) in and to all of the Trademarks, the Trademark Registrations, the Trademark Rights, and all additions, improvements and accessions to, substitutions for, replacements of, and all products and Proceeds (including insurance proceeds) of any and all of the foregoing PROVIDED, however, that Trademark Collateral shall exclude all rights of Borrower (except payment rights) to the extent that the inclusion of such rights would cause a default by Borrower under the terms of any agreement.

                   "TRADEMARK REGISTRATIONS" shall mean all past, present or future federal, state, local and foreign registrations of the Trademarks (and all renewals and extensions of such registrations), all past, present and future applications for any such registrations of the Trademarks (and any such registrations thereof upon approval of such applications), together with the right (but not the obligation) to apply for such registrations (and prosecute such applications), and to take any and all actions necessary or appropriate to maintain such registrations in effect and/or renew and extend such registrations.

                   "TRADEMARK RIGHTS" shall mean any and all past, present or future rights in, to and associated with the Trademarks throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including but not limited to the following: all such rights arising out of or associated with the Trademark Registrations; the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings for any and all past, present and future infringements or dilution of or any other damages or injury to the Trademarks, the Trademark Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury.

                   "USE" of any Trademark shall include all uses of such Trademark by, for or in connection with the Borrower or its business or for the direct or indirect benefit of the Borrower or its business, including but not limited to all such uses by the Borrower itself, by any of the affiliates of the Borrower, or by any licensee or contractor of the Borrower.


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         2.   GRANT OF SECURITY; COLLATERAL ASSIGNMENT.

              2.1 GRANT OF SECURITY INTEREST. As collateral security for the complete and timely payment, performance and satisfaction of all Obligations (as defined in the Security Agreement from Borrower to Secured Party dated the date hereof), the Borrower hereby unconditionally grants to the Secured Party, a continuing security interest in and lien on the Trademark Collateral, and pledges, mortgages and hypothecates (but does not transfer title to) the Trademark Collateral to the Secured Party.

              2.2 SUPPLEMENTAL TO LOAN DOCUMENTS. The parties expressly acknowledge and agree that the Borrower has delivered the Loan Documents pursuant to which the Borrower unconditionally granted to the Secured Party a continuing security interest in and lien on the Collateral (including the Trademark Collateral). In no event shall this Security Agreement, or the recordation of this Security Agreement (or any document hereunder) with the PTO, adversely affect or impair, in any way or to any extent, the Loan Documents, the security interest of the Secured Party in the Collateral (including the Trademark Collateral) pursuant to the Loan Documents, the attachment and perfection of such security interest under the Code (as defined herein), or the present or future rights and interests of the Secured Party in and to the Collateral under or in connection with the Loan Documents, this Security Agreement and/or the Code. Any and all rights and interests of the Secured Party in and to the Trademark Collateral (and any and all obligations of the Borrower with respect to the Trademark Collateral) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Secured Party (and the obligations of the Borrower) in, to or with respect to the Collateral (including the Trademark Collateral) provided in or arising under or in connection with the other Loan Documents.

         3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to, and covenants and agrees with, Secured Party, as follows:

              3.1 TITLE. The Borrower will subject to its reasonable business judgment, take all actions as it shall determine to defend its right, title and interests in and to the Trademarks and the Trademark Collateral against claims of any third parties.

              3.2 MAINTENANCE OF TRADEMARK COLLATERAL. The Borrower shall take such actions (including but not limited to institution and maintenance of suits, proceedings or actions) as it determines to be appropriate to maintain, protect, preserve, care properly for and enforce the Trademarks and the Trademark Registrations, Trademark Rights and to preserve the Borrower's rights in the Trademarks.

              3.3 NO INFRINGEMENTS. To the best of the Borrower's knowledge and belief, there is at present no material infringement or unauthorized or improper use of the Trademarks or the Trademark Registrations or the Trademark Rights related thereto. In the event any such infringement or unauthorized or improper use by any third party has been reasonably established by the Borrower, the Borrower shall promptly notify the Secured Party and shall have the right to sue and recover therefor and to retain any and all damage so recovered or obtained.


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         4.   RIGHTS OF AND LIMITATIONS ON SECURED PARTY.

              4.1 BORROWER TO REMAIN LIABLE. It is expressly agreed by Borrower that Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it relating to the Trademark Collateral. Secured Party shall not have any obligation or liability under or in relation to the Trademark Collateral by reason of the execution and delivery of this Security Agreement and Secured Party's rights hereunder, or the grant of a security interest by Borrower to Secured Party of, or the receipt in accordance with this Agreement by Secured Party of, any payment relating to any Trademarks, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Borrower relating to the Trademark Collateral or be liable to any party on account of Borrower's use of the Trademark Collateral.

              4.2 SPECIFIC ENFORCEMENT. Due to the unique nature of the Trademark Collateral, and in order to preserve its value, the Borrower agrees that the Borrower's agreements, duties and obligations under this Security Agreement shall be subject to specific enforcement and other appropriate equitable orders and remedies.

         5. REMEDIES UPON AN EVENT OF DEFAULT. During the continuance of an Event of Default:

         (a) Secured Party may declare all Obligations secured hereby immediately due and payable and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as now in effect in the State of Connecticut ("Code") or under other applicable law.

         (b) Secured Party may notify any obligors with respect to the Trademark Collateral of Secured Party's security interest and that such obligors are to make payments directly to Secured Party. Secured Party may send this notice in Borrower's name or in Secured Party's name, and at Secured Party's request Borrower will join in Secured Party's notice, provide written confirmation of Secured Party's security interest and request that payment be sent to Secured Party. Secured Party may enforce this obligation by specific performance. Secured Party may collect all amounts due from such obligors. Upon and after notification by Secured Party to Borrower, Borrower shall hold any proceeds and collections of any of the Trademark Collateral in trust for Secured Party and shall not commingle such proceeds or collections with any other of Borrower's funds, and Borrower shall deliver all such proceeds to Secured Party immediately upon Borrower's receipt thereof in the identical form received and duly endorsed or assigned to Secured Party.

         (c) Secured Party will give to the Borrower reasonable notice of the time and place of any public sale of Trademark Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Such requirement of reasonable notice shall be met if such notice is delivered to the address of the Borrower set forth in this Agreement at least ten (10) days before the time of the proposed sale or disposition. Any such sale may take place from


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Borrower's location or such other location as Secured Party may designate.
Borrower shall remain liable for any deficiency in payment of the Obligations after any such sale.

         Borrower hereby irrevocably appoints Secured Party as its true and lawful attorney-in-fact with full power of substitution to take any of the foregoing actions in the name of the Borrower or Secured Party to carry out the terms of this Agreement and to protect, enforce, preserve or perfect Secured Party's rights hereunder. Such power of attorney is irrevocable and shall be deemed to be coupled with an interest.

         6. GENERAL PROVISIONS. This Security Agreement is supplemental to the Loan Agreement, the terms of which, including, without limitation, the notice and governing law provisions, consent to service of process and jurisdiction and prohibitions on non-written waivers, the Borrower expressly accepts, confirms and acknowledges are incorporated herein by reference. In the event of any irreconcilable conflict between the provisions of this Security Agreement and the Loan Agreement, the provisions of the Loan Agreement shall govern.


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         IN WITNESS WHEREOF, Borrower has caused this Security Agreement to be executed by its duly authorized officer as of the date first written above.


WITNESS:                          EVERCEL, INC.


-----------------------------     By:
                                     --------------------------------
                                     Name:
                                          ---------------------------
                                     Title:
                                           --------------------------


STATE OF CONNECTICUT:
COUNTY:                                                                , 1999
                                                   --------------------

         Then personally appeared the above-named ______________ and stated that he is a duly authorized _______________ of Evercel, Inc. (the "Corporation") and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of said Corporation, before me,



                                  --------------------------
                                  Notary Public
                                  My Commission Expires:


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                                  SCHEDULE A TO
                         TRADEMARK COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT


                       TRADEMARKS, TRADEMARK REGISTRATION,
                                  SERVICE MARKS

                                [TO BE COMPLETED]

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